UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 9, 2022 (November 4, 2022)

 NRX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38302	82-2844431
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 Orange Street, Suite 600 Wilmington, Delaware	19801
(Address of principal executive offices)	(Zip Code)

(484) 254-6134

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NRXP	The Nasdaq Stock Market LLC
Warrants to purchase one share of Common Stock	NRXPW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

1.01 Entry into a Material Definitive Agreement.

On November 4, 2022, NRx Pharmaceuticals, Inc. (“NRx” or the “Company”) entered into a Securities Purchase Agreement (“SPA”) with Streeterville Capital, LLC, a Utah limited liability company (“Lender”), and, pursuant to the SPA, issued to the Lender an unsecured promissory note with a face amount of $11,020,000 million (the “Note”) before an original issue discount of $1,000,000, which was deducted from the proceeds of the Note. The Company expects the net proceeds from the issuance of the Note to be approximately $10.0 million after transaction costs including the original issue discount, legal and other fees are included. The Company’s wholly-owned subsidiary, NeuroRx, Inc. (“NeuroRx”), which received the proceeds of the Note, has provided a subsidiary guarantee of the Company’s obligations to the Lender. The Company intends to use the proceeds from such issuance for general corporate purposes.

Securities Purchase Agreement

The SPA contains customary representations, warranties, and covenants of the Company and the Lender and customary closing conditions and other obligations of the parties.  Also, until amounts due under the Note are paid in full, the Company agreed, among other things, to: (i) timely make all filings under the Securities Exchange Act of 1934, (ii) ensure the Common Stock continues to be listed on the Nasdaq Stock Market (“Nasdaq”), (iii) not issue debt securities or certain equity securities where the pricing of such equity securities is tied to the public trading price of the Common Stock, in each case, without the Lender’s prior consent.

Subject to certain exceptions and limitations, the SPA grants the Lender a participation right (the “Participation Right”) to acquire, at Lender’s discretion, up to ten percent (10%) of the amount of certain debt obligations or convertible securities issued by the Company during the term of the Note.

The Company has further agreed, so long as the Note is outstanding, that upon any issuance by Company of any indebtedness with a term or condition more favorable to the holder of such indebtedness, or with a term in favor of the holder of such indebtedness that was not similarly provided to the Lender, then such additional or more favorable term, at the Lender’s option, will become a part of the SPA or Note, as applicable, for the benefit of the Lender.

The Company has also agreed under the SPA to reserve with the Company’s transfer agent 45 million shares of Common Stock for shares that may be delivered by the Company in connection with the redemption of the Note (as described below), which reservation may be increased and decreased in certain circumstances. Within thirty (30) days following the closing of the transaction, the Company has agreed to file a prospectus supplement to its Form S-3 shelf registration statement (No. 333-265492) for the issuance of Common Stock in connection with the redemption of the Note.

Under the SPA, the Lender has agreed that it will not, directly or through an affiliate, engage in any open market short sales of the Company’s Common Stock during the term of the Note.

The foregoing summary of the SPA is qualified in its entirety by reference to the form of SPA, which is filed herewith as Exhibit 10.1 and is incorporated by reference herein.

Note and Guarantee

The Note carries a 9% interest rate, has a term of 18 months from the issuance date (the “Maturity Date”) and is redeemable as described below. Beginning on the date that is six (6) months after the issuance date of the applicable Note, the Noteholder has the right to redeem up to $1,000,000 of the outstanding balance of such Note per month. Payments may be made by the Company, at the Company’s option, (a) in cash, (b) by paying the redemption amount in the form of shares of Common Stock with the number of redemption shares being equal to the portion of the applicable redemption amount divided by the Redemption Conversion Price or (c) a combination of cash and shares of Common Stock. The “Redemption Conversion Price” shall equal 85% multiplied by the average of the two lowest daily volume weighted average prices per share of the Common Stock during the 15 trading days immediately preceding the date that the Noteholder delivers notice electing to redeem a portion of the Note. The Company’s right to satisfy the redemption amount in shares of Common Stock is subject to certain limitations, including (i) there not being any Equity Conditions Failure (as defined in the Note) and (ii) the Lender not owning more than 4.99% of the outstanding shares of Common Stock. If the Company elects to prepay the Note prior to the Maturity Date, it must pay a redemption premium of 10%, subject to certain exceptions.

Beginning May 1, 2023, in the event (a) the daily dollar trading volume of the Common Stock of the Company on any given trading day is at least fifty percent (50%) greater than the lower of (i) the median daily dollar trading volume over the previous ten (10) trading days or (ii) the daily dollar trading volume on the trading day immediately preceding the date of measurement or (b) if the closing trade price on any given trading day is at least thirty percent (30%) greater than the Nasdaq Minimum Price, then the Lender will be entitled to redeem over the following ten (10) trading days an amount of indebtedness then outstanding under the Note equal to twice (2x) the monthly redemption amount of $1,000,000 solely by payment by Common Stock, subject to maximum percentage and other ownership limitations under the SPA and the Note.

The total cumulative number of shares of Common Stock that can be issued to the Lender under the Note and the SPA may not exceed the requirements of Nasdaq Listing Rule 5635(d) (“Issuance Cap”). Within ninety (90) days of the Effective Date, Borrower will seek stockholder approval of the Note and the issuance of Conversion Shares thereunder in excess of the Issuance Cap. If the Company is unable to obtain such approval, any remaining outstanding balance of the Note must be repaid in cash. Failure to obtain such approval is not an Event of Default

The Note contains certain Trigger Events that generally, if uncured within five (5) trading days, may result in an event of default in accordance with the terms of the Notes (such event, an “Event of Default”). Upon an Event of a Default, the Lender may consider the Note immediately due and payable. Upon an Event of Default, the interest rate may also be increased to the lesser of 18% per annum or the maximum rate permitted under applicable law.

The proceeds of the Note were transferred to the Company’s primary operating subsidiary, NeuroRx, and NeuroRx provided a guarantee (the “Guarantee”) of the Company’s obligations under the SPA, the Note and any other transaction documents to the Lender as part of the closing.

The foregoing summaries of the Note and the Guarantee are qualified in their entirety by reference to the form of Note, which is filed herewith as Exhibit 10.2, and the form of the Guarantee, which is filed herewith as Exhibit 10.3, and are incorporated by reference herein.

Item 2.03 Creation of direct financial obligation or an obligation under an off-balance sheet arrangement by a registrant

The disclosure under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 8.01 Other Events.

On November 7, 2022, the Company issued a press release announcing the closing of the SPA and the Note. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Form of Securities Purchase Agreement, dated as of November 4, 2022, by and between the Company and Streeterville
10.2	Form of Note
10.3	Form of Guarantee
99.1	Press Release, dated November 7, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRX PHARMACEUTICALS, INC.

Date:	November 9, 2022	By:	/s/ Michael Kunz
		Name:	Michael Kunz
		Title:	General Counsel

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